UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On March 6, 2018, the Compensation Committee of the Board of Directors of First Financial Bancorp. (the “Company”), after consulting with its independent consultant, Willis Towers Watson, approved the following base salaries, short term incentive plan targets for Messrs. Dennen and Ringwald as well as a restricted stock and performance-based restricted stock grant for each Named Executive Officer (“NEO”) in 2018, as disclosed in the table below.  Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.

Name and Principal Position	Base Salary ($)(1)	Short-Term Incentive Plan Target Percentage (%)(2)	Long-Term Incentive Percentage For Restricted Stock Grants ($)(3)	Annual Grant of Shares of Restricted Stock (#)(4)	Value of Shares of Annual Grant Restricted Stock ($)(5)	Number of Shares of Underlying Stock Options ($)(6)
Claude E. Davis Chief Executive Officer	$776,900	60%	110%	30,146	$854,639	0

John M. Gavigan Senior Vice President, Chief Financial Officer	$310,000	50%	50%	5,468	$155,018	0

Anthony M. Stollings President, Chief Banking Officer	$415,000	50%	50%	7,320	$207,522	0

Richard S. Dennen President, Commercial Finance	$415,000	40%	50%	7,320	$207,522	0

Bradley J. Ringwald President, Community Banking	$325,000	40%	50%	5,732	$162,502	0

(1)
Base salary increases from 2017 approved on March 6, 2018 are as follows (increased percentages in parentheses): Mr. Dennen from $401,700 to $415,000 (3.3%) and Mr. Ringwald from $310,000 to $325,000 (4.8%). Base salary increases from 2017 previously disclosed (September 18,2017 for Mr. Gavigan and October 13, 2017 for Mr. Stollings) to be effective upon the consummation of the merger with MainSource Financial Group are as follows: Mr. Gavigan from $300,000 to $310,000 (3.3%), Mr. Stollings from $401,700 to $415,000 (3.3%). Mr. Davis’ post-merger base salary will be rounded up $3 from $776,897 to $776,900.

(2)
Short-term incentive target is a percentage of base salary. The target percentages Messrs. Gavigan and Stollings increased from 40% to 50%. Payout is based on one-year return on asset performance relative to peers.

Threshold performance of 25th percentile must be achieved for return on asset performance to contribute to the payout. Depending on performance of the Company, payout can be anywhere from 0x to 2x target and subject to claw back in certain circumstances. In addition, the Compensation Committee can adjust downward the payout based on enterprise risk management performance. In the event earnings per diluted share are below $0, no plan payout will be made to participants, including NEOs. Any payout to NEOs above 1x target is paid in restricted stock subject to additional holding requirements.

(3)
Long term incentive awards are an approximate percentage of base salary. There were no changes from 2017 to 2018 in the target percentages for the NEOs except for Mr. Gavigan whose target was increased from 40% to 50%.

(4)
One half of the CEO’s and one fourth of the other NEO’s restricted stock awards were in the form of performance-based restricted stock that vests after three years upon only the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). 15,073 performance shares were awarded to Mr. Davis, 1,367 to Mr. Gavigan, 1,830 to Mr. Stollings, 1,830 to Mr. Dennen and 1,433 to Mr. Ringwald. All other awards to NEOs were in restricted shares that vest over a three-year period beginning March 6, 2018. Dividends are accrued on restricted shares and are held in escrow and are not paid to the executive until that portion of the grant vests.

(5)	Based on the per share closing price of the Company's common shares on March 6, 2018 ($28.35).
(6)	No options were granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Shannon M. Kuhl
Shannon M. Kuhl
Senior Vice President and Chief Legal Officer

Date:	March 9, 2018